UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 19, 2025, Onto Innovation Inc. (the “Company”) adopted the Onto Innovation Nonqualified Deferred Compensation Plan, to be effective as of January 1, 2026 (the “Plan”). The Plan constitutes an unfunded, nonqualified deferred compensation plan that is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended. Participation in the Plan is limited to those employees and non-employee directors of the Company who are designated by the Company as eligible to participate. All of the Company’s executive officers will initially be eligible to participate in the Plan.

An employee participant in the Plan may elect to defer into the Plan up to seventy-five percent (75%) of the employee’s annual base salary and up to 100% of the employee’s annual bonus, performance share units and restricted stock units. A non-employee director participant may elect to defer into the Plan up to 100% of the director’s annual retainer, meeting fees and restricted stock units. Participant contributions will be fully vested at all times. At its sole discretion, the Company may credit participant accounts with contributions from the Company, which will also vest immediately. The amount credited to each participant’s account will be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the participant from among the investment options designated for this purpose by the Company. Plan distributions with respect to participant contributions will be made in a lump sum or annual installments over two to five years at such time as elected by the participant, or in a lump sum or annual installments over two to ten years following the participant’s separation from service with the Company, as elected by the Participant in accordance with the terms of the Plan. Plan distributions with respect to Company contributions will be made in a lump sum or annual installments over two to ten years following the participant’s separation from service with the Company, as elected by the participant in accordance with the terms of the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and the related adoption agreement, which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Onto Innovation Nonqualified Deferred Compensation Plan
10.2	Onto Innovation Nonqualified Deferred Compensation Plan Adoption Agreement
104	Cover Page Interaction Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date:	November 21, 2025	By:	/s/ Yoon Ah Oh
Senior Vice President, General Counsel & Corporate Secretary